               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report          February 14, 2000



               HOUSEHOLD CONSUMER LOAN TRUST 1996-2

      (Exact name of registrant as specified in its charter)



                     HOUSEHOLD FINANCE CORPORATION
                  (Administrator of the Trust)
      (Exact name as specified in Administrator's charter)

                                                         To be
      Delaware                   0-21981              Applied For
(State or other juris-    (Commission File Numbers)   (IRS Employer
diction of incorpora-                                Identification
tion of Administrator)                                Number of
                                                      Registrant)

  2700 Sanders Road, Prospect Heights, Illinois      60070
(Address of principal executive offices of        (Zip Code)
     Administrator)


Administrator's telephone number, including area code 847/564-5000

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          99 Statement to Series 1996-2 Participants with respect to the distribution on February 14, 2000 as provided for under
               Article V of the Pooling and Servicing Agreement dated as of September 1, 1995 among Household Finance Corporation, as Servicer and The Chase Manhattan Bank, N.A., as Deposit Trustee and Section 5 of the Series 1996-2 Supplement to the Pooling and Servicing Agreement, (b) Noteholders with respect to the Payment Date on February 15, 2000 as provided for under
               Section 3.23 of the Indenture dated as of August 1, 1996 between Household Consumer Loan Trust 1996-2 and The Bank of New York, as Indenture Trustee, and (c) Certificateholders with respect to the Payment Date on February 15, 2000 as provided for under Section 5.04 of the Trust Agreement dated as of August 1, 1996 between Household Consumer Loan Corporation and The Chase Manhattan Bank Delaware, as Owner Trustee.

                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.





                              HOUSEHOLD FINANCE CORPORATION,
                         as Administrator of and on behalf of the
                           HOUSEHOLD CONSUMER LOAN TRUST 1996-2
                                      (Registrant)



                         By:   /s/ J. W. Blenke
                              J. W. Blenke
                              Authorized Representative

Dated: February 17, 2000

                               EXHIBIT INDEX

Exhibit

Number    Exhibit



99 Statement to Series 1996-2 Participants with respect to the distribution on February 14, 2000 as provided for under
          Article V of the Pooling and Servicing Agreement dated as of September 1, 1995 among Household Finance Corporation, as Servicer and The Chase Manhattan Bank, N.A., as Deposit Trustee and Section 5 of the Series 1996-2 Supplement to the Pooling and Servicing Agreement, (b) Noteholders with respect to the Payment Date on February 15, 2000 as provided for under
          Section 3.23 of the Indenture dated as of August 1, 1996 between Household Consumer Loan Trust 1996-2 and The Bank of New York, as Indenture Trustee, and (c) Certificateholders with respect to the Payment Date on February 15, 2000 as provided for under Section 5.04 of the Trust Agreement dated as of August 1, 1996 between Household Consumer Loan Corporation and The Chase Manhattan Bank Delaware, as Owner Trustee.